BROWN, CUMMINS & BROWN CO., L.P.A.
                             ATTORNEYS AND COUNSELORS AT LAW
                                    3500 CAREW TOWER
J.W. BROWN (1911-1995)               441 VINE STREET
JAMES R. CUMMINS                 CINCINNATI, OHIO  45202
ROBERT S BROWN                   TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN            TELECOPIER (513) 381-2125         OF COUNSEL
LYNNE SKILKEN                                                 GILBERT BETTMAN
AMY G. APPLEGATE
MELANIE S. CORWIN
JOANN M. STRASSER
PAMELA L. KOGUT

                                                              March 3, 1998



Securities Management & Timing Funds
620 Woodmere Avenue, Suite B
Traverse City, MI  49686

Gentlemen:

         This  letter  is in  response  to  your  request  for  our  opinion  in
connection  with  the  filing  of  the  Registration   Statement  of  Securities
Management & Timing Funds (the "Trust").

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's ByLaws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based  upon  the  foregoing,   we  are  of  the  opinion  that,   after
registration is effective for purposes of federal and applicable state securities laws, the shares of each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Trust, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             BROWN, CUMMINS & BROWN CO., L.P.A.

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